Exhibit 23.5

23 February 2026

519-13

MP Materials Corp.

1700 Pavilion Drive, Suite 800

Las Vegas, NV 89135

Attention  Ryan Corbett

      Chief Financial Officer

Subject:    Consent Letter – Mountain Pass Technical Report Summary

Dear Mr. Corbett:

In connection with Registration Statement on Form S-8 and any amendments or supplements and/or exhibits thereto (collectively, the “Form S-8”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SGS North America, Inc. (“SGS”), hereby consents to:

(1)

the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of October 1, 2025, and a report date of February 16, 2026 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form S-8;

(2)

the use of and references to SGS’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form S-8 and any such Technical Report Summary; and

(3)

the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form S-8, to the extent it was prepared by SGS, that SGS supervised its preparation of and/or that was reviewed and approved by SGS, that is included or incorporated by reference to the Form S-8.

SGS is responsible for, and this consent pertains to portions of Sections 1, 10, 14, 18, 22, 23, 24 and 25 of the Technical Report Summary.

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SGS as to the form and context in which it appears.

Very truly yours,

/s/ Joseph Keane
Joseph Keane P.E., Q.P.
Mineral Processing Engineer Consultant SGS North America, Inc.

SGS Proprietary and Confidential Information

SGS North America Inc.